                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in the registration statements of ACNielsen Corporation on Forms S-8 (File Nos. 333-14085 and 333-14753) of our report dated February 18, 1998 incorporated by reference in ACNielsen Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Form 10-K.






                                               ARTHUR ANDERSEN LLP

Stamford, Connecticut
March 25, 1998

                                                                EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the registration statements of ACNielsen Corporation on Form S-8 (File Nos. 333-14085 and 333-14753) of our report dated September 16, 1996, on our audit of the combined statements of operations, cash flows and shareholders' equity and financial statement schedule of ACNielsen Corporation, as defined in the notes to the financial statements, and for the year ended December 31, 1995.





                                               COOPERS & LYBRAND L.L.P.

Stamford, Connecticut
March 25, 1998